Exhibit 99.1

Level 3 Reports First Quarter 2015 Results

First Quarter 2015 Highlights

•                  Grew Core Network Services revenue by 6 percent year-over-year, on a constant currency basis

•                  Strong Adjusted EBITDA of $635 million, including $5 million of integration-related expenses

•                  Generated Free Cash Flow of $51 million

•                  Achieved approximately $95 million of annualized run-rate Adjusted EBITDA synergies since the close of the tw telecom transaction

•                  The company is raising the outlook for Adjusted EBITDA and Free Cash Flow for the full year 2015

BROOMFIELD, Colo., April 29, 2015 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the first quarter 2015.

“Level 3 had a solid start to the year, progressing on integration and generating profitable growth,” said Jeff Storey, president and CEO of Level 3. “Customers are seeing the benefits of the acquisition, including our differentiated products and solutions, expanded network footprint and customer-first approach.”

Total revenue was $2.053 billion for the first quarter 2015, compared to $2.003 billion on a pro forma basis, for the first quarter 2014, assuming the tw telecom acquisition took place on January 1, 2014.

In the first quarter 2015, the company generated net income of $122 million and basic and diluted earnings per share of $0.35 per share. This compared to pro forma net income of $99 million and basic and diluted earnings per share of $0.30 and $0.29 per share, respectively, for the first quarter 2014.

Financial Results

Metric (in millions, except per share data)	First Quarter 2015	First Quarter 2014 Pro Forma(1)
Core Network Services Revenue (2)	$1,927	$1,854
Wholesale Voice Services and Other Revenue (2)	$126	$149
Total Revenue	$2,053	$2,003
Adjusted EBITDA, including acquisition related expenses(3)(4)	$635	$593
Capital Expenditures	$254	$275
Unlevered Cash Flow(3)	$197	$143
Free Cash Flow(3)	$51	$(9)
Network Access Margin	64.8%	64.0%
Adjusted EBITDA Margin(3)(4)	30.9%	29.6%
Net Income	$122	$99
Net Income per Common Share- Basic	$0.35	$0.30
Weighted Average Shares Outstanding (in thousands) -Basic	346,874	332,935

(1)   References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(2)   The reported first quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

(3)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

(4)   Includes tw telecom integration-related expenses of $5 million for the first quarter 2015.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	First Quarter 2015	First Quarter 2014 Pro Forma(1)(2)	Percent Change, Constant Currency
North America	$1,535	$1,436	7%
Wholesale	$438	$427	3%
Enterprise	$1,097	$1,009	9%

EMEA	$207	$228	(1)%
Wholesale	$69	$86	(11)%
Enterprise	$111	$114	5%
UK Government	$27	$28	4%

Latin America	$185	$190	6%
Wholesale	$40	$40	7%
Enterprise	$145	$150	6%

Total CNS Revenue	$1,927	$1,854	6%
Wholesale	$547	$553	1%
Enterprise	$1,380	$1,301	8%

(1)   References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(2)   The reported first quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

2

Deferred Revenue

The deferred revenue balance was $1.195 billion at the end of the first quarter 2015, compared to $1.208 billion at the end of 2014.

Network Access Costs

Network Access Costs were $723 million in the first quarter 2015, compared to $721 million on a pro forma basis in the first quarter 2014.

Network Related Expenses

For the first quarter 2015, excluding non-cash compensation expense, Network Related Expenses were $351 million. This compared to $347 million on a pro forma basis for the first quarter 2014.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense and integration-related expenses, SG&A expenses were $339 million in the first quarter 2015. This compared to $342 million on a pro forma basis for the first quarter 2014.

Non-cash Compensation Expense

Non-cash compensation expense was $31 million for the first quarter 2015. For the first quarter 2014, non-cash compensation expense was $19 million on a pro forma basis.

Adjusted EBITDA

For the first quarter 2015, Adjusted EBITDA was $635 million, including $5 million of integration-related expenses, compared to $593 million on a pro forma basis for the first quarter 2014.

Cash Flow and Capital Market Transactions

Free Cash Flow was positive $51 million for the first quarter 2015, compared to negative $9 million on a pro forma basis for the first quarter 2014.

For the first quarter 2015, capital expenditures were $254 million.

During the quarter, the holders of the remaining $333 million aggregate principal amount of the company’s 7% Convertible Senior Notes due 2015 converted those notes into 12.3 million shares of the company’s common stock. As a result, the 7% Convertible Senior Notes due 2015 were fully converted.

After the close of the quarter, on April 1, 2015, Level 3 Financing, Inc., redeemed 100 percent of the aggregate principal amount of its 9.375% Senior Notes due 2019, using a total of $547 million of cash, which includes the payment of accrued and unpaid interest and applicable premiums.

Additionally, on April 28, 2015, Level 3 Financing, Inc. issued $700 million aggregate principal amount of its 5.125% Senior Notes due 2023 and $800 million aggregate principal amount of its 5.375% Senior Notes due 2025 in a private offering. The net proceeds from these issuances, along with cash on hand, will be used to redeem 100 percent of Level 3 Financing’s existing $1.2 billion aggregate principal amount of 8.125% Senior Notes due 2019 and Level 3 Communications, Inc.’s $300 million aggregate principal amount of 8.875% Senior Notes due 2019.

3

In the second quarter 2015, the company expects to recognize a loss of approximately $136 million or $0.39 cents per share on the extinguishment of debt associated with these redemptions.

As of March 31, 2015, the company had cash and cash equivalents of approximately $1.114 billion. Pro forma for the redemption of the 9.375% Senior Notes due 2019, the cash balance was approximately $567 million.

2015 Business Outlook

“Based on our performance in Adjusted EBITDA and the progress we have made in realizing annualized run-rate synergies, we are updating our outlook for the full year 2015,” said Sunit Patel, executive vice president and CFO of Level 3.

“We now expect full year 2015 Adjusted EBITDA growth of 14 to 17 percent, compared to our previous outlook of 12 to 16 percent. In addition, we expect to generate Free Cash Flow of $600 to $650 million for the full year 2015. This compares to our prior outlook of $550 to $600 million.

“Additionally, given the capital markets activity in the second quarter, we are updating our interest expense outlook for the full year 2015, and now expect GAAP interest expense of approximately $660 million and net cash interest expense of approximately $645 million, compared to our prior outlook of $680 million and $640 million, respectively. All other outlook measures remain unchanged.”

Conference Call and Web Site Information
Level 3 will hold a conference call to discuss the company’s first quarter 2015 results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding first quarter 2015 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a

4

number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Ashley Pritchard	Mark Stoutenberg
+1 720-888-5950	+1 720-888-2518
ashley.pritchard@level3.com	mark.stoutenberg@level3.com

5

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q1 2015 (as reported)

(in millions)

Net Income	$122
Income Tax Expense	5
Total Other Expense	189
Depreciation and Amortization	288
Non-Cash Stock Compensation	31
Adjusted EBITDA	$635

Total Revenue	$2,053
Adjusted EBITDA Margin	30.9%

Adjusted EBITDA Metric

Q1 2014 (Pro Forma)

(in millions)

Net Income	$99
Income Tax Expense	10
Total Other Expense	185
Depreciation and Amortization	280
Non-Cash Stock Compensation	19
Adjusted EBITDA	$593

Total Revenue	$2,003
Adjusted EBITDA Margin	29.6%

Adjusted EBITDA Metric

Q1 2014 (as reported)

(in millions)

Net Income	$112
Income Tax Expense	7
Total Other Expense	145
Depreciation and Amortization	184
Non-Cash Stock Compensation	10
Adjusted EBITDA	$458

Total Revenue	$1,609
Adjusted EBITDA Margin	28.5%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended March 31, 2015 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	305	305
Capital Expenditures	(254)	(254)
Cash Interest Paid	$147	N/A
Interest Income	(1)	N/A
Total	$197	$51

Unlevered Cash Flow and Free Cash Flow
Three Months Ended March 31, 2014 (Pro Forma)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$266	$266
Capital Expenditures	(275)	(275)
Cash Interest Paid	152	N/A
Interest Income	—	N/A
Total	$143	$(9)

Unlevered Cash Flow and Free Cash Flow
Three Months Ended March 31, 2014 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$141	$141
Capital Expenditures	(163)	(163)
Cash Interest Paid	128	N/A
Interest Income	—	N/A
Total	$106	$(22)

1Q14 Pro Forma Combined Company Results

($ in millions)	Historical Level 3	Historical tw telecom as adjusted *	Intercompany Eliminations	Pro Forma Adjustments (1)	Total
Core Network Services (CNS) Revenue
North America	$1,043	$408	$(14)	$(1)	$1,436
Wholesale	$368	$90	$(14)	$(17)	$427
Enterprise	$675	$318	$—	$16	$1,009

EMEA	$225	$—	$—	$3	$228
Wholesale	$87	$—	$—	$(1)	$86
Enterprise	$138	$—	$—	$4	$142

Latin America	$189	$—	$—	$1	$190
Wholesale	$40	$—	$—	$—	$40
Enterprise	$149	$—	$—	$1	$150

Total CNS Revenue	$1,457	$408	$(14)	$3	$1,854
Wholesale Voice Services and Other	152	—	—	(3)	149
Total Revenue	$1,609	$408	$(14)	$—	$2,003

Network Access Costs	$(614)	$(118)	$11	$—	$(721)
Network Related Expenses	(292)	(59)	3	—	(348)
Selling, General and Administrative Expenses	(255)	(105)	—	—	(360)
Add back: Non-Cash Compensation Expenses	10	9	—	—	19
Add back: Non-Cash Impairment	—	—	—	—	—
Adjusted EBITDA Including Acquisition-Related Expenses	$458	$135	$—	$—	$593

Transaction Costs	$—	$—	$—	$—	$—
Integration Costs	—	—	—	—	—
Total Acquisition Related Costs	$—	$—	$—	$—	$—

Adjusted EBITDA Excluding Acquisition-Related Expenses	$458	$135	$—	$—	$593

Capital Expenditures	$163	$112	$—	$—	$275

Colocation and Datacenter Services	$146	$11	$(1)	$—	$156
Transport and Fiber	501	77	(12)	2	568
IP and Data Services	573	255	(1)	(2)	825
Voice Services (Local and Enterprise)	237	65	—	3	305
Total Core Network Services	$1,457	$408	$(14)	$3	$1,854
Wholesale Voice Services and Other	152	—	—	(3)	149
Total Revenue	$1,609	$408	$(14)	$—	$2,003

* Certain reclassifications have been made to the historical presentation of tw telecom’s historical results to conform to the presentation used by Level 3, primarily related to network access costs, network related expenses, depreciation and amortization and selling, general and administrative expenses.

(1) The 2014 quarterly results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

Debt is defined as total gross debt, including capital leases from the Consolidated Balance Sheet.

Net Debt to Pro Forma Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA Pro Forma to include tw telecom results excluding acquisition-related expenses.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Pro Forma LTM Adjusted EBITDA

($ in millions)	Add: FY14 (Pro Forma) (1)	Less: 1Q14 (Pro Forma) (1)	Add: 1Q15 (as reported)	Total: LTM (Pro Forma) (1)

Total Revenue	$8,123	$2,003	$2,053	$8,173
Network Access Costs	(2,894)	(721)	(723)	(2,896)
Network Related Expenses	(1,456)	(348)	(356)	(1,464)
Selling, General and Administrative Expenses	(1,671)	(360)	(370)	(1,681)
Add back: Non-Cash Compensation Expenses	168	19	31	180
Add back: Non-Cash Impairment	1	—	—	1
Acquisition-Related Expenses	172	—	5	177
Adjusted EBITDA Excluding Acquisition-Related Expenses	$2,443	$593	$640	$2,490

(1) Quarterly 2014 and FY14 Pro Forma Adjusted EBITDA assumes the acquisition of tw telecom took place on January 1, 2014.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to Pro Forma LTM Adjusted EBITDA Ratio as of March 31, 2015

($ in millions)

Debt	$11,532
Cash and Cash Equivalents	(1,114)
Net Debt	$10,418
Pro Forma LTM Adjusted EBITDA	$2,490
Net Debt to Pro Forma LTM Adjusted EBITDA Ratio	4.2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014

Revenue	$2,053	$1,914	$1,609

Costs and Expenses
Network Access Costs	723	695	614
Network Related Expenses	356	345	292
Depreciation and Amortization	288	250	184
Selling, General and Administrative Expenses	370	393	255
Total Costs and Expenses	1,737	1,683	1,345

Operating Income	316	231	264

Other Income (Expense):
Interest income	1	—	—
Interest expense	(180)	(195)	(151)
Loss on modification and extinguishment of debt, net	—	(53)	—
Other, net	(10)	(20)	6
Total Other Expense	(189)	(268)	(145)

Income (Loss) Before Income Taxes	127	(37)	119

Income Tax Benefit (Expense)	(5)	103	(7)

Net Income	$122	$66	$112

Basic Earnings per Common Share:
Net Income per Share	$0.35	$0.22	$0.48
Weighted-Average Shares Outstanding (in thousands)	346,874	305,842	235,635

Diluted Earnings per Common Share:
Net Income per Share	$0.35	$0.21	$0.47
Weighted-Average Shares Outstanding (in thousands)	350,832	309,597	239,294

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,	March 31,
(dollars in millions)	2015	2014	2014

Assets

Current Assets:
Cash and cash equivalents	$1,114	$580	$607
Restricted cash and securities	7	7	7
Receivables, less allowances for doubtful accounts	743	737	699
Other	188	165	159
Total Current Assets	2,052	1,489	1,472

Property, Plant and Equipment, net	9,744	9,860	8,260
Restricted Cash and Securities	19	20	22
Goodwill	7,740	7,689	2,575
Other Intangibles, net	1,298	1,414	186
Other Assets	450	475	374
Total Assets	$21,303	$20,947	$12,889

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$629	$664	$561
Current portion of long-term debt	510	349	503
Accrued payroll and employee benefits	177	273	114
Accrued interest	187	174	174
Current portion of deferred revenue	300	287	262
Other	150	167	142
Total Current Liabilities	1,953	1,914	1,756

Long-Term Debt, less current portion	10,990	10,984	7,856
Deferred Revenue, less current portion	895	921	901
Other Liabilities	748	765	778
Total Liabilities	14,586	14,584	11,291

Stockholders’ Equity	6,717	6,363	1,598
Total Liabilities and Stockholders’ Equity	$21,303	$20,947	$12,889

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in millions)	2015	2014	2014

Cash Flows from Operating Activities:
Net income	$122	$66	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	288	250	184
Loss on impairment	—	18	—
Non-cash compensation expense attributable to stock awards	31	25	10
Loss on modification and extinguishment of debt, net	—	53	—
Accretion of debt discount and amortization of debt issuance costs	7	9	9
Accrued interest on long-term debt	22	(12)	14
Non-cash tax adjustments	—	2	(5)
Deferred income taxes	(10)	(118)	7
Gain on sale of property, plant and equipment and other assets	(1)	—	(1)
Other, net	21	25	(12)
Changes in working capital items:
Receivables	(23)	34	(26)
Other current assets	(19)	33	(18)
Payables	(24)	(56)	(69)
Deferred revenue	8	35	1
Other current liabilities	(117)	32	(65)
Net Cash Provided by Operating Activities	305	396	141

Cash Flows from Investing Activities:
Capital expenditures	(254)	(302)	(163)
Change in restricted cash and securities, net	1	—	1
Investment in tw telecom, net of cash acquired	—	(167)	—
Proceeds from sale of property, plant and equipment and other assets	1	—	1
Other	—	—	(1)
Net Cash Used in Investing Activities	(252)	(469)	(162)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	492	590	—
Payments on and repurchases of long-term debt and capital leases	(2)	(663)	(3)
Net Cash Provided by (Used in) Financing Activities	490	(73)	(3)

Effect of Exchange Rates on Cash and Cash Equivalents	(9)	(3)	—

Net Change in Cash and Cash Equivalents	534	(149)	(24)

Cash and Cash Equivalents at Beginning of Period	580	729	631

Cash and Cash Equivalents at End of Period	$1,114	$580	$607

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$147	$190	$128